RONSON CORPORATION                                                    Exhibit 11
CALCULATION  OF EARNINGS  PER COMMON  SHARE
(Dollars in thousands, except per common share data)





                                                       Quarter Ended June 30,
                                                       1998             1997 *
                                                   -----------      -----------
Basic:
      Net earnings                                 $       271      $       161
      Less cumulative preferred dividends                   (2)              (9)
                                                   -----------      -----------
      Net earnings applicable to common
         stock                                     $       269      $       152
                                                   ===========      ===========
      Weighted average number of common
         shares outstanding                          3,177,175        2,921,046
                                                   -----------      -----------

      Net earnings per common share                $      0.08      $      0.05
                                                   ===========      ===========

Diluted:
      Net earnings                                 $       271      $       161
                                                   ===========      ===========
      Weighted average number of common
         shares outstanding                          3,177,175        2,921,046
      Additional common shares outstanding
         resulting from assumed conversion
         of preferred stock to common stock             36,518          179,234
      Additional common shares outstanding
         resulting from the dilutive effect
         of outstanding stock options                   24,338            8,308
                                                   -----------      -----------

      Total                                          3,238,031        3,108,588
                                                   ===========      ===========

      Net earnings per common share                $      0.08      $      0.05
                                                   ===========      ===========


* Reclassified for comparability.

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RONSON CORPORATION                                                    Exhibit 11
CALCULATION  OF EARNINGS  PER COMMON  SHARE
(Dollars in thousands, except per common share data)





                                                     Six Months Ended June 30,
                                                       1998             1997 *
                                                   -----------      -----------
Basic:
      Net earnings                                 $       454      $       339
      Less cumulative preferred dividends                   (4)             (18)
                                                   -----------      -----------
      Net earnings applicable to common
         stock                                     $       450      $       321
                                                   ===========      ===========
      Weighted average number of common
         shares outstanding                          3,171,876        2,825,361
                                                   -----------      -----------

      Net earnings per common share                $      0.14      $      0.11
                                                   ===========      ===========

Diluted:
      Net earnings                                 $       454      $       339
                                                   ===========      ===========
      Weighted average number of common
         shares outstanding                          3,171,876        2,825,361
      Additional common shares outstanding
         resulting from assumed conversion
         of preferred stock to common stock             36,518          235,520
      Additional common shares outstanding
         resulting from the dilutive effect
         of outstanding stock options                   19,999            9,292
                                                   -----------      -----------

      Total                                          3,228,393        3,070,173
                                                   ===========      ===========

      Net earnings per common share                $      0.14      $      0.11
                                                   ===========      ===========



* Reclassified for comparability.